EXHIBIT 23.1

BMKR, LLP Certified Public Accountants 1200 Veterans Memorial Highway, Suite 350, Hauppauge, NY 11788	T 631-293-5000 F 631-234-4272
Thomas G. Kober CPA Alfred M. Rizzo CPA Joseph Mortimer CPA	Charles W. Blanchfield CPA (Retired) Bruce A. Meyer CPA (Retired)

Consent of Independent Registered Accounting Firm

We consent to the incorporation by reference in the registration statement on Form S-1 of Iconic Brands, Inc. of our report dated April 14, 2020, relating to the financial statements of Iconic Brands, Inc. which report expresses an unqualified opinion on the financial statements for the year ended December 31, 2019 and includes an explanatory paragraph relating to the substantial doubt about the Company’s ability to continue as a going concern as described in note 2n to the financial statements appearing in the annual report on form 10-K of Iconic Brands, Inc. for the year ended December 31, 2019.

BMKR, LLP

BMKR, LLP

Hauppauge, NY
July 27, 2020

Member American Institute of Certified Public Accountants

Member Public Company Accounting Oversight Board